EXHIBIT 99.1

Till Capital Reports Results of Annual General Meeting

HAMILTON, Bermuda, Aug. 21, 2017 (GLOBE NEWSWIRE) -- Till Capital Ltd. (Nasdaq:TIL) (TSX.V:TIL) (“Till”), a Bermuda domiciled company, reports the results of its Annual General Meeting (“AGM”), which was held in Hayden, Idaho on August 21, 2017.

A total of 2,690,789 shares were voted representing 80.22% of the issued and outstanding shares of the Company. Shareholders voted in favor of all items of business, including the re-election of all seven incumbent director nominees as follows:

Nominee	Votes for	Votes withheld	Percent for	Percent withheld
Alan S. Danson	1,491,446	2,392	99.84%	0.16%
Wayne Kauth	1,490,241	3,597	99.76%	0.24%
Roger M. Loeb	1,491,456	2,382	99.84%	0.16%
William A. Lupien	1.490,105	3,733	99.75%	0.25%
John T. Rickard	1,489,985	3,853	99.74%	0.26%
George J. Rohlinger	1,491,350	2,488	99.83%	0.17%
Patricia M. Tilton	1,491,413	2,425	99.84%	0.16%

Shareholders additionally approved all of the proposed resolutions, re-appointed Grant Thornton LLP as the Company’s auditors, and approved Till’s stock option plan as required annually by the policies of the TSX Venture Exchange.

Following the AGM the board of directors appointed John T. Rickard as Chief Executive Officer, William A. Lupien as Chief Investment Officer, Brian Lupien as Chief Financial Officer, and Laetitia Hupman, Corporate Secretary.

Reported by:

John T. Rickard
Director and Chief Executive Officer
(208) 635-5415

Till Capital Ltd.

Till Capital Ltd. is a Bermuda-domiciled company with two wholly-owned subsidiaries, Omega Insurance Holdings Inc. and Resource Re Ltd.  Omega Insurance Holdings Inc. owns Omega General Insurance Company, a Canadian insurance company offering innovative and customized insurance industry solutions, including fronting and run-off services for insurers/reinsurers, within the Canadian marketplace.  Omega Insurance Holdings Inc. also operates Focus Group Inc., a consulting and project management company servicing the local and international needs of its Property Casualty Insurance clients. Resource Re Ltd. is a Bermuda-domiciled reinsurance company regulated by the Bermuda Monetary Authority with a Class 3A insurance license directed to underwrite reinsurance policies within a long term investment strategy. Through its regulated subsidiaries, the Company has been structured to produce underwriting profits as well as above average returns on assets under management.

Cautionary Note

At this time, the Company has no current plans to provide earnings guidance due to the volatility of investment returns.

The Till Capital shares are restricted voting shares, whereby no single shareholder of Till Capital is able to exercise voting rights for more than 9.9% of the voting rights of the total issued and outstanding Till Capital shares (the “9.9% Restriction”). However, if any one shareholder of Till Capital beneficially owns, or exercises control or direction over, more than 50% of the issued and outstanding Till Capital shares, the 9.9% Restriction will cease to apply to the Till Capital shares.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Till Capital or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Trading in the securities of Till Capital should be considered speculative.

Neither the TSX Venture Exchange nor its Regulatory Service Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Bermuda Monetary Authority accepts responsibility for the adequacy or accuracy of this release.

Cautionary Statement Regarding Forward Looking Information
Except for statements of historical fact, this news release contains certain “forward-looking information” within the meaning of applicable securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, and generally can be identified by phrases such as “plan”, “except”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “will”, “could” and other similar words, or statements that certain events or conditions “may” occur. Such forward-looking statements include, but are not limited to, those relating to the filing of the ANNUAL GENERAL MEETING RESULTS, and are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Except as required by law, Till Capital assumes no obligation to update forward-looking information should circumstances or management’s estimates or opinions change.

For additional information:

Till Capital Ltd.
(208) 699-6097
info@tillcap.com
www.tillcap.com